EZCHIP SEMICONDUCTOR LTD.
AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2015

IN U.S. DOLLARS

INDEX

Page

Reports of Independent Registered Public Accounting Firm	F-2

Consolidated Balance Sheets	F-3 - F-4

Consolidated Statements of Comprehensive Income	F-5

Statements of Changes in Shareholders' Equity	F-6

Consolidated Statements of Cash Flows	F-7 - F-8

Notes to Consolidated Financial Statements	F-9 - F-43

Kost Forer Gabbay & Kasierer	Tel: +972-3-6232525
3 Aminadav St.	Fax: +972-3-5622555
Tel-Aviv 6706703, Israel	ey.com

REPORT OF INDEPENDENT AUDITORS

To the Shareholders of

EZCHIP SEMICONDUCTOR LTD.

We have audited the accompanying consolidated financial statements of EZchip Semiconductor Ltd. (the "Company") and subsidiaries, which comprise the consolidated balance sheets as of December 31, 2015 and 2014, and the related consolidated statements of comprehensive income, changes in shareholders' equity and cash flows for each of the three years in the period ended December 31, 2015, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in conformity with U.S. generally accepted accounting principles; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free of material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion
In our opinion the financial statements referred to above present fairly, in all material respects, the consolidated financial position of EZchip Semiconductor Ltd. and subsidiaries at December 31, 2015 and 2014, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 2015, in conformity with U.S. generally accepted accounting principles.

Tel-Aviv, Israel	/s/Kost Forer Gabbay & Kasierer KOST FORER GABBAY & KASIERER
April 7, 2016	A Member of Ernst & Young Global

EZCHIP SEMICONDUCTOR LTD. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
U.S. dollars in thousands

		December 31,
	Note	2015	2014
ASSETS

CURRENT ASSETS:
Cash and cash equivalents		$ 65,565	$ 57,263
Short-term deposits		73,922	36,929
Available-for-sale marketable securities	3	65,152	49,565
Trade receivables (net of allowance for doubtful accounts of $35 and $440 as of December 31, 2015 and December 31, 2014, respectively )		16,534	10,865
Other accounts receivable and prepaid expenses	6	3,628	4,735
Inventories	7	6,329	6,459

Total current assets		231,130	165,816

NON-CURRENT ASSETS:
Long-term deposits		--	42,000
Severance pay fund		7,291	7,091
Long-term investment and others		982	348

Total non-current assets		8,273	49,439

PROPERTY AND EQUIPMENT, NET	8	2,742	3,601

INTANGIBLE ASSETS, NET	9	14,979	17,312

GOODWILL		127,706	127,355

Total assets		$384,830	$363,523

The accompanying notes are an integral part of the consolidated financial statements.

EZCHIP SEMICONDUCTOR LTD. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (continued)
U.S. dollars in thousands (except share data)

		December 31,
	Note	2015	2014

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
Trade payables		$2,528	$2,664
Other accounts payable and accrued expenses	10	11,591	13,726

Total current liabilities		14,119	16,390

ACCRUED SEVERANCE PAY		8,039	7,815

COMMITMENTS AND CONTINGENT LIABILITIES	11

SHAREHOLDERS' EQUITY:	12
Share capital
Ordinary shares of NIS 0.02 par value
Authorized: 50,000,000 shares at December 31, 2015 and December 31, 2014; Issued and outstanding: 30,272,688 and 29,698,925 shares at December 31, 2015 and December 31, 2014, respectively.		172	169
Additional paid-in capital		370,666	349,050
Treasury shares at cost		(4,748)	--
Accumulated other comprehensive loss		(201)	(731)
Accumulated deficit		(3,217)	(9,170)

Total shareholders' equity		362,672	339,318

Total liabilities and shareholders' equity		$384,830	$363,523

The accompanying notes are an integral part of the consolidated financial statements.

EZCHIP SEMICONDUCTOR LTD. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
U.S. dollars in thousands (except share and per share data)

	Year ended December 31,
	2015	2014	2013

Revenues	$111,150	$83,989	$70,850
Costs of revenues (*)	38,905	19,075	12,022

Gross profit	72,245	64,914	58,828

Operating expenses:
Research and development (net of grants of $6,628, $5,404 and $5,080 for the years ended December 31, 2015, 2014 and 2013, respectively)	42,954	33,621	25,815
Selling and marketing	15,162	10,620	8,108
General and administrative	9,674	12,884	5,255

Total operating expenses	67,790	57,125	39,178

Operating income	4,455	7,789	19,650
Financial income, net (see Note 15)	1,605	1,369	2,048

Income before taxes	6,060	9,158	21,698
Taxes on income	107	--	--

Net income	5,953	9,158	21,698

Basic net income per share	$ 0.20	$ 0.31	$ 0.76

Diluted net income per share	$ 0.19	$ 0.31	$ 0.74

Weighted average number of Ordinary Shares used in computing basic net income per share	29,951,587	29,244,428	28,628,798

Weighted average number of Ordinary Shares used in computing diluted net income per share	30,634,075	29,887,263	29,188,736

Unrealized loss on available-for-sale marketable securities	(153)	(81)	(163)
Unrealized gain (loss) on foreign currency cash flow hedge transactions	683	(1,087)	(187)

Total comprehensive income	$6,483	$7,990	$21,348

(*) Including one time repayment of OCS grants (see Note 11b)	$9,636	$--	$--

The accompanying notes are an integral part of the consolidated financial statements.

EZCHIP SEMICONDUCTOR LTD. AND ITS SUBSIDIARIES
STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
U.S. dollars in thousands (except share data)

	Number of		Additional	Treasury	Accumulated other		Total
	ordinary	Share	paid-in	shares	comprehensive	Accumulated	shareholders'
	shares	capital	capital	at cost	income (loss)	deficit	equity

Balance as of January 1, 2013	28,304,392	$161	$312,723	--	$ 787	$(40,026)	$ 273,645
				--
Exercise of stock options	121,266	3	1,360	--	--	--	1,363
Vesting of restricted share units	442,837	*) --	0	--	--	--	*) --
Stock-based compensation	--	--	13,920	--	--	--	13,920
Other comprehensive loss	--	--	--	--	(350)	0	(350)
Net income	--	--	--	--	0	21,698	21,698

Balance as of December 31, 2013	28,868,495	164	328,003	--	437	(18,328)	310,276

Exercise of stock options	148,671	5	2,014	--	--	--	2,019
Vesting of restricted share units	681,759	*) --	0	--	--	--	*) --
Stock-based compensation	--	--	19,033	--	--	--	19,033
Other comprehensive loss	--	--	--	--	(1,168)	--	(1,168)
Net income	--	--	--	--	--	9,158	9,158

Balance as of December 31, 2014	29,698,925	169	349,050	--	(731)	(9,170)	339,318
				--
Exercise of stock options	163,893	3	2,588	--	--	--	2,591
Vesting of restricted share units	703,515	*) --	--	--	--	--	*) --
Treasury shares at cost	(293,645)	*) --	--	(4,748)	--	--	(4,748)
Stock-based compensation	--	--	19,028	--	--	--	19,028
Other comprehensive income	--	--	--	--	530	--	530
Net income	--	--	--	--	--	5,953	5,953

Balance as of December 31, 2015	30,272,688	$172	$370,666	$(4,748)	$(201)	$(3,217)	$ 362,672
*) Represents an amount lower than $1.

	December 31,
Accumulated other comprehensive loss:	2015	2014
Accumulated unrealized gain (loss) on available-for-sale marketable securities	$(127)	$26
Accumulated unrealized loss on foreign currency cash flows hedges, net	(74)	(757)
Accumulated other comprehensive loss	$(201)	$(731)

The accompanying notes are an integral part of the consolidated financial statements.

EZCHIP SEMICONDUCTOR LTD. AND ITS SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
U.S. dollars in thousands

	Year ended December 31,
	2015	2014	2013
Cash flows from operating activities:

Net income	$ 5,953	$ 9,158	$ 21,698
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	6,141	2,845	603
Accumulated interest accretion and amortization of discount and premium on available-for-sale marketable securities	642	502	459
Realized gain related to sale of available-for-sale marketable securities	--	(79)	(13)
Stock-based compensation	19,028	19,033	13,920
Increase (decrease) in accrued severance pay, net	24	(24)	(163)
Increase in trade receivables, net	(5,669)	(2,140)	(2,603)
Decrease in other accounts receivable and prepaid expenses	848	127	965
Decrease (increase) in inventories	130	1,904	(1,446)
Decrease (increase) in other long-term receivables	(39)	16	(6)
Increase (decrease) in trade payables	(136)	(4,403)	2,245
Increase (decrease) in other accounts payable and accrued expenses	(2,702)	1,772	1,908

Net cash provided by operating activities	$24,220	$28,711	$37,567

Cash flows from investing activities:

Investment in available-for-sale marketable securities	(17,882)	(13,107)	(31,938)
Investment in short-term deposits	(73,922)	(36,929)	(98,000)
Proceeds from redemption of short-term deposits	36,929	98,000	85,000
Investment in long-term deposits	--	(42,000)	--
Proceeds from redemption of long-term deposits	42,000	5,000	--
Proceeds from maturity of available-for-sale marketable securities	1,500	6,343	13,372
Proceeds from sale and redemption of available-for-sale marketable securities	--	6,509	1,248
Increase in other long-term investments	(687)	--	--
Purchase of property and equipment	(949)	(698)	(1,597)
Purchase of technology	(750)	(5,056)	(1,827)
Acquisition of Tilera Corporation, net of cash acquired of $3,889 (see Schedule A below)	--	(41,580)	--

Net cash used in investing activities	$(13,761)	$(23,518)	$(33,742)

The accompanying notes are an integral part of the consolidated financial statements.

EZCHIP SEMICONDUCTOR LTD. AND ITS SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)
U.S. dollars in thousands

	Year ended December 31,
	2015	2014	2013
Cash flows from financing activities:

Proceeds from exercise of options in the Company	$2,591	$2,019	$1,363
Purchase of treasury shares at cost	$ (4,748)	$ --	$ --

Net cash provided by (used in) financing activities	(2,157)	2,019	1,363

Increase in cash and cash equivalents	8,302	7,212	5,188
Cash and cash equivalents at the beginning of the year	57,263	50,051	44,863

Cash and cash equivalents at the end of the year	$ 65,565	$ 57,263	$ 50,051

Significant non-cash activities:

Purchase of property, equipment and technology on credit	$ 1,250	$ --	$ 1,337

Taxes paid	$ 793	$ --	$ --

Supplemental disclosures of cash flow information:

Schedule A- Acquisition of Tilera corporation (see also Note 1b):
Estimated net fair value of assets acquired and liabilities assumed at the date of acquisition was as follows:
Working capital, net (excluding cash and cash equivalents)	$ --	$(2,673)	$--
Equipment and other assets	--	1,785	--
Intangible assets	--	11,389	--
Goodwill	--	31,079	--

Payments for Tilera Corporation, net of cash	$ --	$41,580	$ --

The accompanying notes are an integral part of the consolidated financial statements.

EZCHIP SEMICONDUCTOR LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
U.S. dollars in thousands

NOTE 1:-    GENERAL

a.	EZchip Semiconductor Ltd. (the "Company" or "EZchip") was incorporated as a limited liability company under the laws of the State of Israel in 1989.

On July 22, 2008, the Company changed its name from LanOptics Ltd. to EZchip Semiconductor Ltd. The Company is a fabless semiconductor company that develops and markets Ethernet network processors for networking equipment.

EZchip Technologies Ltd. ("EZchip Technologies") was established in December 1999 and is a wholly owned subsidiary of the Company.

In 2001, EZchip Technologies established a wholly-owned subsidiary, EZchip Inc., in the United States, which is engaged in the marketing of the Company and EZchip Technologies' products.

The Company's Ordinary Shares were listed on the NASDAQ Global Select Market and on the Tel Aviv Stock Exchange until the consummation of the Company's merger with Mellanox Technologies Ltd. on February 23, 2016.

In Novemeber 2014, the Company completed the acquisition of Tilera Corporation, a privately-held U.S.-based company that develops high-performance multi-core processors, intelligent network interface cards and white-box appliances for data-center networking equipment.

Subsequent to the balance sheet date, on February 23, 2016, the Company completed its merger (the “Merger”) with Mondial Europe Sub Ltd., a wholly-owned subsidiary of Mellanox Technologies, Ltd. (“Mellanox”), resulting in EZchip being the surviving company and a wholly-owned subsidiary of Mellanox.

b.	Acquisition of Tilera Corporation:

On November 5, 2014 ("the Tilera acquisition date"), the Company completed the acquisition of Tilera Corporation, a privately-held U.S.-based company that develops high-performance multi-core processors, intelligent network interface cards and white-box appliances for data-center networking equipment.  The acquisition was structured as a merger of a newly-formed subsidiary of EZchip Inc. with and into Tilera, resulting in Tilera being the surviving company and a wholly-owned subsidiary of EZchip Inc. Upon completion of the merger, Tilera, the surviving company, was renamed EZchip Semiconductor Inc.

The aggregate purchase price payable for the acquisition of Tilera on a debt-free and cash-free basis at the closing was $45,820 in cash, including working capital adjustments, contemplated by the Agreement and Plan of Merger, and up to an additional $80,000 payable in cash subject to achievement of future performance milestones based on revenues generated through December 2015 (the "Contingent Consideration"). The performance milestones, were not met and therefore no additional consideration is payable in relation to the acquisition. The acquisition related costs of $6,400 included costs resulting from a restructuring made by the Company following the acquisition of Tilera were expensed and included in the Company's general and administrative costs.

EZCHIP SEMICONDUCTOR LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
U.S. dollars in thousands

NOTE 1:-    GENERAL (Cont.)

b.	Acquisition of Tilera Corporation (cont.):

The Agreement and Plan of Merger includes indemnity obligations concerning representations, warranties and covenants and approximately $7,000 of the cash consideration was paid into escrow in accordance with the Agreement and Plan of Merger.

The acquisition was accounted for using the purchase method of accounting in accordance with ASC No. 805, "Business Combinations" ("ASC No. 805"). Accordingly, the purchase price was allocated according to the estimated fair values of the assets acquired and liabilities assumed and the excess of the purchase price over the net tangible and identified intangible assets was assigned to goodwill. The fair value of intangible assets was determined by management with the assistance of a third party valuation firm.

The results of the operations of EZchip Semiconductor Inc. (formerly Tilera Corporation) have been included in the Company's consolidated financial statements since the Tilera acquisition date.

The following table summarizes the estimated fair values of the assets acquired and liabilities assumed at the Tilera acquisition date:

Fair value

Current assets	$9,557
Equipment and other assets	1,785
Current liabilities	(8,341)
Technology	5,755
Backlog	1,976
Customer relationships	3,658
Goodwill	31,430

Net assets acquired	$45,820

Technology is being amortized over the estimated useful life of six years using the straight line method.

Backlog from customer orders was amortized over the estimated useful life of one year.

Customer relationships are derived from customer contracts and related customer relationships with existing customers. Customer relationships are amortized based on the accelerated method over the estimated useful life of six years.

EZCHIP SEMICONDUCTOR LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
U.S. dollars in thousands

NOTE 1:-    GENERAL (Cont.)

b.	Acquisition of Tilera Corporation (cont.):

Unaudited pro forma condensed results of operations:

The following represents the unaudited consolidated pro forma revenue and net loss for the years ended December 31, 2014 and 2013, to give effect to the acquisitions of EZchip Semiconductor Inc. (formerly Tilera Corporation) as if it had occurred on January 1, 2013. The pro forma information is not necessarily indicative of the results of operations that would have been had the acquisition actually occurred on January 1, 2013, nor does it purport to represent the results of operations for future periods.

	Year ended December 31,
	2014	2013
	Unaudited

Revenues	$101,539	$105,854
Net loss	$4,441	$3,225

These amounts have been calculated after adjusting for the additional expense that would have been recorded assuming the fair value adjustments to long-lived assets and inventory had been applied on January 1, 2013.  Pro forma loss for the year ended December 31, 2014 was adjusted to exclude Acquisition-related costs incurred in 2014.  These costs were primarily bank fees, accounting fees, and legal fees

NOTE 2:-    SIGNIFICANT ACCOUNTING POLICIES

The consolidated financial statements were prepared in accordance with generally accepted accounting principles in the United States ("U.S. GAAP").

a.	Use of estimates:

The preparation of the consolidated financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates, judgments and assumptions. The Company's management believes that the estimates, judgments and assumptions used are reasonable based upon information available at the time they are made. These estimates, judgments and assumptions can affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements, and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from those estimates.

b.	Financial statements in U.S. dollars:

The currency of the primary economic environment in which the operations of the Company and subsidiaries are conducted is the U.S. dollar. Most of the revenues are denominated and earned in U.S. dollars, and most purchases of materials and components

EZCHIP SEMICONDUCTOR LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
U.S. dollars in thousands

NOTE 2:-    SIGNIFICANT ACCOUNTING POLICIES (Cont.)

b.	Financial statements in U.S. dollars (cont.):

are made in U.S. dollars. Financing and investing activities, including equity transactions and cash investments, are made in U.S. dollars and most of the Company's assets are denominated in U.S. dollars. Accordingly, the functional and reporting currency of the Company and subsidiaries is the U.S. dollar.

Accordingly, monetary amounts denominated in currencies other than the U.S. dollar are re-measured into U.S. dollars in accordance with the Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") 830 "Foreign currency matters." All transaction gains and losses of the remeasured monetary balance sheet items are reflected in the statement of operations as financial income or expenses, as appropriate.

c.	Principles of consolidation:

The consolidated financial statements include the accounts of the Company and its subsidiaries. Intercompany balances and transactions have been eliminated upon consolidation.

d.	Cash and cash equivalents:

The Company considers all highly liquid investments that are readily convertible into cash with maturity of three months or less at the date of acquisition to be cash equivalents.

e.	Short-term deposits

The Company considers all highly liquid investments that are readily convertible into cash with maturity of more than three months but less than one year as of the consolidated balance sheet date to be short-term deposits. As of December 31, 2015 and 2014, the Company held short-term deposits of $73,922  and $36,929, respectively, with an annual weighted average interest of 1.3% and 1.0%, respectively.

f.	Available for sale marketable securities:

The Company accounts for its investments in marketable securities in accordance with ASC No. 320 "Investments - Debt and Equity Securities". The Company determines the classification of marketable securities at the time of purchase and reevaluates such designations as of each balance sheet date. The Company classifies all of its marketable securities as available-for-sale. Available-for-sale marketable securities are carried at fair value, with the unrealized gain and loss reported as a separate component of shareholders' equity, accumulated other comprehensive income (loss). Realized gain and loss on sales of available-for-sale marketable securities are included in the Company's statements of comprehensive income and are derived using the specific identification basis for determining the cost of the available-for-sale marketable securities. The amortized cost of the available-for-sale marketable securities is adjusted for amortization of premiums and accretion of discount to maturity. Such amortization and accretion, together with interest on available-for-sale marketable securities, are included in financial income, net.

EZCHIP SEMICONDUCTOR LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
U.S. dollars in thousands

NOTE 2:-    SIGNIFICANT ACCOUNTING POLICIES (Cont.)

f.	Available for sale marketable securities (cont.):

The Company recognizes an impairment charge when a decline in the fair value of its available-for-sale marketable securities below the cost basis is judged to be other-than-temporary. The Company considers various factors in determining whether to recognize an impairment charge, including the length of time the investment has been in a loss position, the extent to which the fair value has been less than the Company's cost basis, the investment's financial condition and the near-term prospects of the issuer. For securities that are deemed other-than-temporarily impaired, the amount of impairment recognized in the statement of operations is limited to the amount related to credit losses, while impairment related to other factors is recognized in other comprehensive income. During the years 2015, 2014 and 2013, the Company did not record any other-than-temporary impairment loss with respect to its available-for-sale marketable securities.

g.	Inventories:

Inventories are stated at the lower of cost or market value. The Company writes down the carrying value of its inventory for estimated obsolescence or unmarketable inventory in an amount equal to the difference between the cost of inventory and its estimated realizable value based upon assumptions about future demands and market conditions. During the year ended December 31, 2015 the Company wrote down $1,157 of inventory. During the years ended December 31, 2014 and 2013, the Company's write downs were immaterial.

Cost is determined as follows:

Raw materials - using the weighted average cost method.
Work in progress and finished products - using the weighted average cost method and calculated manufacturing costs.

h.	Property and equipment, net:

Property and equipment are stated at cost, less accumulated depreciation. Depreciation is calculated by the straight-line method over the estimated useful lives of the assets.

The annual depreciation rates are as follows:

Percentage (%)
Office furniture and equipment	6-15
Computers, software and electronic equipment	17-33
Leasehold improvements	Shorter of the term of the lease or useful life

EZCHIP SEMICONDUCTOR LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
U.S. dollars in thousands

NOTE 2:-    SIGNIFICANT ACCOUNTING POLICIES (Cont.)

i.	Impairment of long-lived assets and intangible assets subject to amortization:

Property and equipment and intangible assets subject to amortization are reviewed for impairment in accordance with ASC No. 360, "Accounting for the Impairment or Disposal of Long-Lived Assets," whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the future undiscounted cash flows expected to be generated by the assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets.

Intangible assets acquired in a business combination are recorded at fair value at the date of acquisition. Following initial recognition, intangible assets are carried at cost less any accumulated amortization and any accumulated impairment losses. The useful lives of intangible assets are assessed to be either finite or indefinite. Intangible assets that are not considered to have an indefinite useful life are amortized over their estimated useful lives.

Some of the acquired intangible assets are amortized over their estimated useful lives in proportion to the economic benefits realized. This accounting policy results in accelerated amortization of such customer relationships as compared to the straight-line method. All other intangible assets are amortized over their estimated useful lives on a straight-line basis.

Intangible assets primarily represent acquired intangible assets, including technology, customer relationships, and backlog. The Company amortizes its intangible assets over their useful lives using a method that reflects the pattern in which the economic benefits life of the intangible assets are consumed or otherwise used up, in accordance with ASC No. 350.

During the years 2015, 2014 and 2013, no impairment losses were identified.

j.	Business combinations:

The Company accounts for business combinations in accordance with ASC No. 805. ASC No. 805 requires recognition of assets acquired, liabilities assumed, and any non-controlling interest at the acquisition date, measured at their fair values as of that date. Any excess of the fair value of net assets acquired over the purchase price is recorded as goodwill. Any subsequent changes in estimated contingencies are to be recorded in earnings. In addition, changes in valuation allowance related to acquired deferred tax assets and acquired income tax positions are to be recognized in earnings.

EZCHIP SEMICONDUCTOR LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
U.S. dollars in thousands

NOTE 2:-    SIGNIFICANT ACCOUNTING POLICIES (Cont.)

k.	Goodwill impairment:

Goodwill reflects the excess of the purchase price of business acquired over the fair value of net assets acquired. Goodwill is not amortized but instead is tested for impairment at least annually or more frequently if events or changes in circumstances indicate that the carrying value may be impaired.

In accordance with ASC No. 350 Intangible - Goodwill and Other ("ASC 350"), the Company performs an annual impairment test at December 31 each year. The first step, identifying a potential impairment, compares the fair value of the reporting unit with its carrying amount. If the carrying amount exceeds its fair value, the second step would need to be performed; otherwise, no further step is required. The second step, measuring the impairment loss, compares the implied fair value of the goodwill with the carrying amount of the goodwill. Any excess of the goodwill carrying amount over the applied fair value is recognized as an impairment loss, and the carrying value of goodwill is written down to fair value.

The Company operates in one operating segment and such segment comprises its only reporting unit. During the years ended December 31, 2015, 2014 and 2013, no impairment losses were found.

l.	Research and development costs:

Research and development costs net of participation and grants from the Office of the Chief Scientist of the Ministry of Industry, Trade and Labor of Israel (the "OCS") are charged to expenses as incurred and primarily include personnel costs, prototype expenses and allocated facilities costs as well as depreciation of equipment used in research and development.

EZCHIP SEMICONDUCTOR LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
U.S. dollars in thousands

NOTE 2:-    SIGNIFICANT ACCOUNTING POLICIES (Cont.)

m.	Severance pay:

The Company's liability for severance pay for its Israeli employees which were employed until June 30, 2010, is calculated pursuant to Israel's Severance Pay Law based on the most recent monthly salary of the employees multiplied by the number of years of employment as of the balance sheet date. Employees are entitled to one month's salary for each year of employment, or a portion thereof. The Company's liability is fully provided by monthly deposits with insurance policies and severance pay funds and by an accrual.

The deposited funds include profits (losses) accumulated up to the balance sheet date. The deposited funds may be withdrawn only upon the fulfillment of the obligation pursuant to Israel's Severance Pay Law or labor agreements. The value of the deposited funds is based on the cash surrendered value of these policies.

The Company's agreements with employees in Israel, joining the Company since July 1, 2010, are in accordance with Section 14 of the Severance Pay Law, 1963, whereas, the Company's contributions for severance pay shall be instead of its severance liability. Upon contribution of the full amount of the employee's monthly salary, and release of the policy to the employee, no additional calculations shall be conducted between the parties regarding the matter of severance pay and no additional payments shall be made by the Company to the employee. Further, the related obligation and amounts deposited on behalf of such obligation are not stated on the balance sheet, as they are legally released from obligation to employees once the deposit amounts have been paid.

Severance expense for the years ended December 31, 2015, 2014 and 2013 was $1,331, $1,746 and $1,051, respectively.

n.	Income taxes:

The Company and subsidiaries account for income taxes in accordance with FASB ASC No. 740, Income Taxes. ASC 740 prescribes the use of the liability method whereby deferred tax assets and liability account balances are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company and subsidiaries record a valuation allowance to reduce their deferred tax assets to the amount that they believe is more likely than not to be realized.

ASC No. 740 contains a two-step approach to recognizing and measuring uncertain tax positions. The first step is to evaluate the tax position taken or expected to be taken in a tax return by determining if the weight of available evidence indicates that it is more likely than not that, on an evaluation of the technical merits, the tax position will be sustained on audit, including resolution of any related appeals or litigation processes. The second step is to measure the tax benefit as the largest amount that is more than 50% likely to be realized upon ultimate settlement.

The Company accrues interest and penalties related to unrecognized tax benefits in its taxes on income.

EZCHIP SEMICONDUCTOR LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
U.S. dollars in thousands

NOTE 2:-    SIGNIFICANT ACCOUNTING POLICIES (Cont.)

o.	Net income per share:

Basic net income per share is computed based on the weighted average number of Ordinary Shares outstanding during each year. Diluted net income per share is computed based on the weighted average number of Ordinary Shares outstanding during each year, plus dilutive potential Ordinary Shares considered outstanding during the year, in accordance with ASC No. 260 "Earnings Per Share".

p.	Accounting for stock-based compensation:

The Company measures and recognizes the compensation expense for all equity-based payments to employees and directors based on its estimated fair value in accordance with ASC No. 718 "Compensation-Stock Compensation".

ASC No. 718 requires the company to estimate the fair value of equity-based payment awards on the date of grant using an option-pricing model. The value of the portion of the award that is ultimately expected to vest is recognized as an expense over the requisite service period in the Company's consolidated statements of comprehensive income.

The Company recognizes compensation expense based on the straight line method over the requisite service period of each of the awards or during the period which performance conditions are estimated to be satisfied, net of estimated forfeitures. ASC No. 718 requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. Estimated forfeitures are based on actual historical pre-vesting forfeitures and Company's expected pre-vesting forfeitures in future periods.

The Company measures the fair value of its options using the Black-Scholes-Merton option pricing model. The option-pricing model requires a number of assumptions, of which the most significant are the expected stock price volatility and the expected option term. Expected volatility was calculated based upon actual historical stock price movements over an historical term that is equivalent to the options expected term. The expected term of options granted in prior years was calculated using the simplified method (being the average between the vesting periods and the contractual life of the options in accordance with SAB 110). The risk-free interest rate is based on the U.S. Treasury yield curve of bonds with an equivalent term to the expected life of the options. The Company has historically not paid dividends and has no intention to pay dividends in the foreseeable future.

EZCHIP SEMICONDUCTOR LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
U.S. dollars in thousands

NOTE 2:-    SIGNIFICANT ACCOUNTING POLICIES (Cont.)

q.	Revenue recognition:

The Company generates revenues mainly from sales of processors, processor based systems and software tools, as well as from maintenance and support services.

Revenues from processors and processor based systems are recognized upon delivery in accordance with ASC No. 605 "Revenue Recognition," when persuasive evidence of an agreement exists, delivery of the product has occurred, the fee is fixed or determinable and collectability is probable. The Company does not have any substantial obligations after delivery. The Company does not grant a right of return to its customers. In addition, if a transaction sale does not meet all the criteria, the revenue is deferred until all criteria are met.

In certain instances, the Company sells processor based systems together with software tools and maintenance and support services. In those cases the Company complies with the requirements set forth in ASC No. 605-25 "Revenue Recognition" relating to the separation of multiple deliverables into individual accounting units with determinable fair values. Revenues from such software tools and maintenance were immaterial during the years ended December 31, 2015, 2014 and 2013.

Deferred revenues include mainly unearned amounts received from maintenance and support services.

In 2006, 2010 and 2012, the Company signed agreements with Marvell Technology Group Ltd. ("Marvell"). According to the agreements, Marvell manufactures and sells a customized version of the Company's NP-3, NP-4 and NP-5 network processors to Cisco Systems, Inc. ("Cisco") and pays the Company royalties for each processor it sells to Cisco.

Royalty revenue is recorded in accordance with ASC No. 605-45-45, "Considerations of Reporting Revenue Gross as a Principal versus Net as an Agent", on a net basis. In accordance with the Company's agreements with Marvell, Marvell sends the Company royalty reports, once a month, which reflect prior month's sales. Accordingly, the Company recognizes royalty revenues in the month that follows the month in which the sales are made by Marvell. Royalty revenues from Marvell amounted to $30,085, $32,084, and $27,495 for the years ended December 31, 2015, 2014 and 2013, respectively.

r.	Advertising expenses:

Advertising expenses are charged to the statements of comprehensive income, as incurred. Advertising expenses for the years ended December 31, 2015, 2014 and 2013 amounted to $418, $270 and $170 respectively

EZCHIP SEMICONDUCTOR LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
U.S. dollars in thousands
.

NOTE 2:-    SIGNIFICANT ACCOUNTING POLICIES (Cont.)

s.	Concentrations of credit risk:

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents, short-term deposits, investments in available-for-sale marketable securities, foreign exchange contracts and trade receivables.

The Company's cash and cash equivalents and short-term deposits are invested with major banks mainly in Israel and the United States. The Company's investment policy, approved by the Board of Directors, limits the amount the Company may invest in any one type of investment or issuer, thereby reducing credit risk concentrations.

The Company invests only in highly rated financial instruments and maintains its cash equivalents, with fixed and floating interest rate income. Deposits in the United States may be in excess of insured limits and are not insured in other jurisdictions. Management believes that the financial institutions that hold the Company's investments have a high credit rating.

The Company's available-for-sale marketable securities include investments in highly rated marketable securities of governments and corporations. Those investments are mostly traded in the U.S. secondary market.

The Company's trade receivables are derived primarily from sales to customers and located mainly in North America, the Far East, Europe and Israel. The Company performs ongoing credit evaluations of its customers and has not experienced in recent years any unexpected material losses. An allowance for doubtful accounts is determined with respect to specific amounts that the Company has determined to be doubtful of collection.

The Company has entered into foreign exchange forward and options contracts intended to protect against the changes in value of forecasted non-dollar currency cash flows related to employees' salaries. These derivative instruments are designed to effectively hedge the Company's non-dollar currency exposure.

t.	Fair value of financial instruments:

The carrying amounts of the Company's financial instruments, including cash and cash equivalents, available-for-sale marketable securities, short-term deposits, trade receivables, trade payables and other accounts payables and accrued liabilities, approximate fair value because of their generally short term maturities.

EZCHIP SEMICONDUCTOR LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
U.S. dollars in thousands

NOTE 2:-    SIGNIFICANT ACCOUNTING POLICIES (Cont.)

t.	Fair value of financial instruments (cont.):

The Company accounts for certain assets and liabilities at fair value under ASC No. 820, "Fair Value Measurements and Disclosures" ("ASC 820"). Fair value is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or a liability. As a basis for considering such assumptions, ASC No. 820 establishes a three-tier value hierarchy, which prioritizes the inputs used in the valuation methodologies in measuring fair value:

Level 1 -	Observable inputs that reflect quoted prices (unadjusted) for identical assets or liabilities in active markets;

Level 2 -
Includes other inputs that are directly or indirectly observable in the marketplace, other than quoted prices included in Level 1, such as quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets with insufficient volume or infrequent transactions, or other inputs that are observable (model-derived valuations in which significant inputs are observable), or can be derived principally from or corroborated by observable market data; and

Level 3 -	Unobservable inputs which are supported by little or no market activity.

The fair value hierarchy also requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The Company categorized each of its fair value measurements in one of these three levels of hierarchy.

The Company measures its debt securities and foreign currency derivative instruments at fair value. Government bonds, corporate bonds and foreign currency forward and options contracts are classified within Level 2 as the valuation inputs are based on quoted prices and market observable data of similar instruments.

u.	Royalty-bearing grants:

Royalty-bearing grants from the OCS for funding approved research and development projects are recognized at the time the Company is entitled to such grants, on the basis of the costs incurred, and included as a reduction of research and development costs.

The Company is obligated to pay royalties to the OCS calculated at the rate of 3.5% to 4.5% of sales of the products developed with the OCS's participation up to 100% of the grants received linked to the U.S. dollar bearing annual interest at a rate of LIBOR. The obligation to pay these royalties is contingent on actual sales of the products, and in the absence of such sales, payment of royalties is not required.

EZCHIP SEMICONDUCTOR LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
U.S. dollars in thousands

NOTE 2:-    SIGNIFICANT ACCOUNTING POLICIES (Cont.)

u.	Royalty-bearing grants (cont.):

Since the payment of royalties is not probable when the grants are received, the Company records a liability only when the related revenues are recognized, with a corresponding charge to cost of sales. In the case of failure of a project that was financed by the OCS, the Company will not be obligated to pay any remaining royalties.

v.	Comprehensive income (loss):

The Company accounts for comprehensive income (loss) in accordance with ASC No. 220 "Comprehensive Income." This statement establishes standards for the reporting and presentation of comprehensive income (loss) and its components in a full set of general purpose financial statements. Comprehensive income (loss) includes all changes in equity during a period related to the Company. The Company determined that its items of other comprehensive income (loss) relate to unrealized gain )loss( on available-for-sale marketable securities, and unrealized gain (loss) on foreign currency cash flow hedge.

The following table shows the components and the effects on net income of amounts reclassified from accumulated other comprehensive income (loss) as of December 31, 2015:

	Year ended December 31, 2015
	Unrealized gains (losses) on marketable securities	Unrealized gains (losses) on cash flow hedges	Total

Balance as of December 31, 2014	$26	$(757)	$(731)
Changes in other comprehensive income (loss) before reclassifications	(153)	(116)	(269)
Amounts reclassified from accumulated other comprehensive income (loss) to:	0
Operating expenses		799	799

Net current-period other comprehensive income (loss)	(153)	683	530

Balance as of December 31, 2015	$(127)	$(74)	$(201)

EZCHIP SEMICONDUCTOR LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
U.S. dollars in thousands

NOTE 2:-    SIGNIFICANT ACCOUNTING POLICIES (Cont.)

w.	Treasury shares

The Company repurchases its ordinary shares from time to time on the open market and holds such shares as treasury shares. The Company presents the cost to repurchase treasury stock as a separate component of shareholders’ equity.

x.	Derivatives and hedging:

The Company enters into forward and options contracts in order to limit its exposure to exchange rate fluctuation associated with payroll expenses mainly incurred in New Israeli Shekels ("NIS"). (See also Note 4.)

The Company accounts for derivatives and hedging in accordance with ASC No. 815, "Derivatives and Hedging". ASC No. 815 requires the Company to recognize all derivatives on the balance sheet at fair value. If the derivative meets the definition of a cash flow hedge and is so designated, changes in the fair value of derivatives will be recognized in other comprehensive income (loss) until the hedged item is recognized in statements of comprehensive income. The ineffective portion of a derivative's change in fair value is recognized in statements of comprehensive income as finance income, net. During the years ended December 31, 2015, 2014 and 2013 the ineffective portion recognized in finance income, net was immaterial.

y.	Recently Issued Accounting Pronouncement:

In May 2014, the FASB amended the existing accounting standards for revenue recognition. The amendments are based on the principle that revenue should be recognized to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. In August 2015, the FASB issued an accounting standard update for a one-year deferral of the effective date, with an option of applying the standard on the original effective date, which for EZchip is the first quarter of fiscal 2018. In accordance with this deferral, EZchip is required to adopt these amendments in the first quarter of fiscal 2018. The amendments may be applied retrospectively to each prior period presented or retrospectively with the cumulative effect recognized as of the date of initial application. EZchip is continuing to evaluate the impact of these amendments and the transition alternatives on its Consolidated Financial Statements.

NOTE 3:-    MARKETABLE SECURITIES

As of December 31, 2015 and 2014, all of the Company's marketable securities were classified as available-for-sale.

	December 31, 2015				December 31, 2014
	Amortized cost	Gross Unrealized gain	Gross Unrealized loss	Fair value	Amortized cost	Gross Unrealized gain	Gross Unrealized Loss	Fair value
Available-for-sale - matures within one year:
Governmental debentures - fixed interest rate	$5,210	$14	0	$5,224	0	0	0	0
Corporate debentures - fixed interest rate	9,589	7	(3)	9,593	1,543	24	0	1,567

	14,799	21	(3)	14,817	1,543	24	0	1,567
Available-for-sale - matures after one year:
Governmental debentures - fixed interest rate	0	0	0	0	5,405	45	0	5,450
Corporate debentures - fixed interest rate	16,980	0	(79)	16,901	10,776	28	(7)	10,797
Corporate debentures - floating interest rate	33,500	14	(80)	33,434	31,815	30	(94)	31,751

	50,480	14	(159)	50,335	47,996	103	(101)	47,998

	$65,279	$35	$(162)	$65,152	$49,539	$127	$(101)	$49,565

EZCHIP SEMICONDUCTOR LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
U.S. dollars in thousands

NOTE 3:-    MARKETABLE SECURITIES (Con't)

Investments with unrealized loss as of December 31, 2015 are with continuous unrealized losses for less than a year.

The Company typically invests in highly-rated securities, and its policy generally limits the amount of credit exposure to any one issuer. When evaluating the investments for other-than-temporary impairment, the Company reviews factors such as the length of time and extent to which fair value has been below cost basis, the financial condition of the issuer and any changes thereto, and the Company's intent to sell, or whether it is more likely than not it will be required to sell, the investment before recovery of the investment's amortized cost basis. Based on the above factors, the Company concluded that unrealized losses on all available-for-sale securities were not other-than-temporary and no credit loss was present for any of its investments. As such, the Company did not recognize any impairment charges on outstanding securities during the years ended December 31, 2015, 2014 and 2013.

NOTE 4:-    DERIVATIVE INSTRUMENTS

The Company enters into derivative instruments with financial institutions in order to reduce the risk that its cash flows and earnings will be adversely affected by foreign currency exchange rate fluctuations. The Company hedges the cash flows of employee portion payroll expenses denominated in NIS against the changes of the U.S. Dollar. These derivative instruments are designated as cash flows hedges and are carried out through forward and options contracts on the U.S. dollar/NIS rate.

Derivative instruments are recognized in the consolidated balance sheet as either assets or liabilities at fair value. The Company initially records changes in the fair value related to the effective portion (i.e., gains or losses) of the derivative instruments to Accumulated Other Comprehensive Income ("AOCI") and subsequently reclassifies those gains or losses to the applicable expense in the statement of operations when the hedged transactions are recorded.

As of December 31, 2015, the Company had outstanding forward and options contracts with a notional amount of $11,400.

At December 31, 2015, the fair value of the Company's cash flow hedges effect was an unrealized loss of $74. Such amount is expected to be reclassified from AOCI to the statements of comprehensive income (loss) within the next 10 months.

The Company measured the fair value of the forward and options contracts in accordance with ASC No. 820 at Level 2.

NOTE 5:-    FAIR VALUE OF FINANCIAL INSTRUMENTS

In accordance with ASC No. 820, the Company measures its available-for-sale marketable securities and foreign currency forward and options contracts at fair value. Available-for-sale marketable securities and forward and options contracts are classified within Level 2 because they are valued using other inputs that are directly or indirectly observable in the marketplace for similar investments.

The Company's financial assets and liabilities measured at fair value on a recurring basis consisted of the following types of instruments as of December 31, 2015 and 2014:

	December 31, 2015			December 31, 2014
	Level 1	Level 2	Level 3	Level 1	Level 2	Level 3

Money market funds (included in cash and cash equivalents)	$4,336	0	0	$9,711	0	0
Governmental bonds	0	5,224	0	0	5,409	0
Corporate bonds	0	59,928	0	0	44,156	0
Foreign currency derivative	0	(74)	0	0	(757)	0

Total	$4,336	$65,078	0	$9,711	$48,808	0

EZCHIP SEMICONDUCTOR LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
U.S. dollars in thousands

NOTE 6:-    OTHER ACCOUNTS RECEIVABLE AND PREPAID EXPENSES

	December 31,
	2015	2014

Receivables from escrow agent	0	$1,787
Prepaid expenses	1,495	957
Grants receivable from the OCS	821	794
Government authorities	243	453
Accrued interest	648	417
Others	421	327

Total	$3,628	$4,735

NOTE 7:-    INVENTORIES

	December 31,
	2015	2014

Raw materials	$27	$615
Work in progress	931	704
Finished products	5,371	5,140

Total	$6,329	$6,459

NOTE 8:-    PROPERTY AND EQUIPMENT, NET

	December 31,
	2015	2014
Cost:
Office furniture and equipment	$ 332	$ 322
Computers, software and electronic equipment	15,624	14,705
Leasehold improvements	801	781

Total cost	16,757	15,808
Accumulated depreciation:
Office furniture and equipment	234	211
Computers, software and electronic equipment	13,113	11,428
Leasehold improvements	668	568

Total accumulated depreciation	14,015	12,207

Depreciated cost	$2,742	$3,601

Depreciation expense for the years ended December 31, 2015, 2014 and 2013 amounted to $1,808, $885 and $603, respectively.

EZCHIP SEMICONDUCTOR LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
U.S. dollars in thousands

NOTE 9:-    INTANGIBLE ASSETS, NET

a.	General

	Weighted average remaining useful life	December 31,
	(years)	2015	2014
Cost:
Technology	4.75	$ 24,301	$ 22,301
Backlog	0	1,976	1,976
Customer relationships	2.20	6,372	6,372

Total cost		32,649	30,649

Accumulated amortization:
Technology		11,534	8,994
Backlog		1,976	1,571
Customer relationships		4,160	2,772

Total accumulated amortization		17,670	13,337

Amortized cost		$ 14,979	$ 17,312

Amortization expense for the years ended December 31, 2015, 2014 and 2013 amounted to $4,333, $1,960 and $20, respectively.

b.	Estimated amortization expense for the years ending:

Year ending December 31,

2016	$ 4,216
2017	3,538
2018	2,275
2019	2,179
Thereafter	2,771
Total	$ 14,979

NOTE 10:-    OTHER ACCOUNTS PAYABLE AND ACCRUED EXPENSES

	December 31,
	2015	2014

Employees and payroll accruals	$ 5,249	$ 5,628
Accrued expenses	6,189	7,048
Deferred revenues	79	217
Foreign currency forward and options contracts	74	757
Others	0	76

	$ 11,591	$ 13,726

EZCHIP SEMICONDUCTOR LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
U.S. dollars in thousands

NOTE 11:-    COMMITMENTS AND CONTINGENT LIABILITIES

a.	Lease commitments:

The Company and EZchip Technologies lease facilities in Yokneam and Kiryat Gat, Israel, under operating lease agreement which expire in January 2016 and October 2020, respectively, with monthly payments in the amount of $43 and $9, respectively.

The Company has the right to terminate the Yokneam operating lease agreements with an advance notice of 90 days. The Company has the right to terminate the Kiryat Gat operating lease agreements with an advance notice of 1 year and payment of a penalty.

EZchip Semiconductor Inc. (formerly known as Tilera Corporation) has operating lease agreements for rental spaces in the United States that escalate over the lives of the leases. The Company expenses the escalating lease payments using the straight-line method over the lives of the operating leases, which results in an accrued liability in the consolidated balance sheets.

The Company leases motor vehicles under standard commercial operating leases.

The Company has entered into non-cancelable software term license agreements with vendors to license software used in the development process. Software term licenses used in research and development are expensed over the term of the license as well as software and support contracts by the sales and finance departments.

Aggregate minimum lease commitments under non-cancelable operating leases were $4,511 as of December 31, 2015.

Total lease expense for the Company and subsidiaries for the years ended December 31, 2015, 2014 and 2013, amounted to $4,949, $2,542 and $2,485, respectively.

b.    Royalties commitments:

The Company participates in programs sponsored by the Office of the Chief Scientist of the Ministry of Industry, Trade and Labor of Israel (the "OCS") to support of the Company's research and development activities.

In each of the years 2015, 2014 and 2013, the OCS participated in the Company's research and development budgets. Pursuant to such programs, the OCS granted up to 50% of the approved budget for certain periods ending December 31, 2015.

In connection with the OCS participation, the Company is obligated to pay royalties to the OCS calculated at the rate of 3.5% to 4.5% of sales of the products developed with the OCS's participation up to 100% of the grants received are linked to the U.S. dollar bearing annual interest at a rate of LIBOR.

With respect to the royalties paid for revenues that the Company derives from its partnership with Marvell, royalties to the OCS are calculated based on Marvell's sale price to Cisco.

As of December 31, 2015, the Company has a contingent obligation of $17,771 which is comprised of the amounts of royalty bearing grants received from the OCS less royalties repaid. For the years ended December 31, 2015, 2014 and 2013, royalty expense, as part of the Company's cost of revenues, were $9,642, $312 and $42, respectively.

In February 2015, the Company made an early repayment of $9,636 to the OCS in respect of the above contingent obligation to save future interest costs and was recorded as in cost of revenue in 2015    .

As of December 31, 2015 and 2014, the Company has accrued royalties pursuant to the OCS programs in the amount of $6 and $306, respectively.

EZCHIP SEMICONDUCTOR LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
U.S. dollars in thousands

NOTE 11:-    COMMITMENTS AND CONTINGENT LIABILITIES (Cont.)

c. Purchase commitments:

As of December 31, 2015, the Company had $2,922 in non-cancelable purchase commitments with its suppliers.

NOTE 12:-    SHAREHOLDERS' EQUITY

a.	Company's shares:

As of December 31, 2015, the Company's authorized share capital consists of NIS 1,000,000 divided into 50,000,000 Ordinary Shares, par value NIS 0.02 per share. Ordinary Shares confer on their holders, among other things, the right to receive notice to participate and vote in general meetings of the Company, the right to a share in the excess of assets upon liquidation of the Company, and the right to receive dividends, if declared.

b.	Share repurchase:

On March 22, 2015, the Company’s board of directors approved and authorized the repurchase of up to $20,000 of the Company’s ordinary shares. Under the repurchase program, share purchases may be made from time to time depending on market conditions, share price, trading volume and other factors and will be funded by available working capital. During 2015 the Company repurchased 293,645 shares for an aggregate amount of $4,748.

c.	Company's stock option plans:

In October 2003, the Company adopted the 2003 Israel Plan. The plan was amended in December 2006 and further amended in December 2007, October 2010, February 2012, January 2014 and September 2015. The 2003 Israel Plan complies with Section 102 of the Israeli Income Tax Ordinance, which provides certain tax benefits in connection with stock-based compensation to employees, officer and directors. On January 1st of each year, to the extent the number of Ordinary Shares reserved, authorized and available for issuance under the 2003 Israel Plan is less than 4% of the number of Ordinary Shares issued and outstanding on such date, it will automatically increase to equal 4% of the number of Ordinary Shares issued and outstanding on such date. Awards under the 2003 Israel Plan may be granted to Israeli employees, directors, consultants, advisers and service providers of the Company and its subsidiaries. In accordance with the terms and conditions imposed by Section 102 of the Israel Income Tax Ordinance, grantees who receive options or restricted shares units ("RSUs") under the 2003 Israel Plan are afforded certain tax benefits (excluding controlling shareholders of the Company or those who are not Israeli employees, directors, consultants, advisers and service providers of the Company and its subsidiaries). Awards granted under the 2003 Israel Plan have a maximum exercise period of ten years from the date of grant and are generally exercisable over four years. Awards that are not exercised and forfeited will become available for future grants.

As of December 31, 2015, 696,888 Ordinary Shares were available for future issuances under the 2003 Israel Plan, which amount is reduced by one share for each award that the Company grants under the plan.

As of December 31, 2015 and 2014, options to purchase 132,920 and 281,763 Ordinary Shares were outstanding under the 2003 Israel Plan, respectively. In addition, as of December 31, 2015 and 2014, 1,018,650 and 1,048,226 RSUs were outstanding under the 2003 Israel Plan, respectively.

In December 2007, the Company adopted the 2007 U.S. Equity Incentive Plan (the "2007 U.S. Plan"). The plan was amended in July 2010 and September 2013. Except as required to address specific U.S. tax requirements, the general terms and conditions of the 2007 U.S. Plan are substantially similar to the terms and conditions of the 2003 Israel Plan.

As of December 31, 2015, 193,263 Ordinary Shares were available for future issuances under the 2007 U.S. Plan, which amount is reduced by one share for each award that the Company grants under the plan.

EZCHIP SEMICONDUCTOR LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
U.S. dollars in thousands

NOTE 12:-    SHAREHOLDERS' EQUITY (Cont.)

As of December 31, 2015 and 2014, options to purchase 20,000 and 37,050 Ordinary Shares were outstanding under the 2007 U.S. Plan, respectively. In addition, as of December 31, 2015 and 2014, 48,741 and 100,514 RSUs were outstanding under the 2007 U.S. Plan, respectively.

c.	Company's stock option plans (Cont.):

In November 2014, the Company adopted the Amended and Restated 2009 EZchip Semiconductor Ltd. Equity Incentive Plan ("2009 plan"), which amended and restated the plan originally adopted in November 2009. The 2009 Plan is administered by the Board of Directors or a committee of the Board that is delegated authority to act as the administrator. Under the 2009 Plan, the Company may grant RSUs and options to purchase its ordinary shares to employees, directors, consultants, advisers and service providers of the company and its subsidiaries.

As of December 31, 2015, 402,466 Ordinary Shares were available for future issuances under the 2009 Plan, which amount is reduced by one share for each award that the Company grants under the plan.

As of December 31, 2015 and 2014, 279,900 and 617,339 RSUs were outstanding under the 2009 Plan, respectively.

The following table summarizes the awards activity under the Company's equity incentive plans as of December 31, 2015, and changes during the year (See Note 17):

	Number of awards	Weighted-average exercise price	Weighted average remaining contractual life years	Aggregate intrinsic value (**)

Outstanding at January 1, 2015 (1)	1,879,163	$ 2.52
RSUs granted	641,241	0.01
Stock options exercised	(163,893)	15.77
Vested and issued RSUs	(703,515)	0.01
Forfeited RSUs and stock options	(152,785)	0.21

Outstanding at December 31, 2015 (2)	1,500,211	$ 1.41	1.06	$ 34,965

Stock options exercisable at December 31, 2015	152,920	$ 13.78	0.37	$ 1,673

Vested and expected to vest (3) (*)	1,454,239	$ 1.46	1.06	$ 33,829

(1)	Includes (i) 318,813 stock options with weighted average exercise price of $14.81 and (ii) 1,560,350 RSUs.

(2)
Includes (i) 152,920 stock options with weighted average exercise price of $13.78, with weighted average remaining contractual term of 0.37 years and with aggregate intrinsic value of $1,673; and (ii) 1,347,291 RSUs with weighted average remaining contractual term of 1.14 years and with aggregate intrinsic value of $33,292.

(3)
Includes (i) 152,920 stock options with weighted average exercise price of $13.78 with weighted average remaining contractual term of 0.37 years and with aggregate intrinsic value of $1,673; and (ii) 1,301,319 RSUs with weighted average remaining contractual term of 1.14 years and with aggregate intrinsic value of $32,156.

(*) Based on the Company's historical experience and future expectations, the annual pre-vesting forfeiture rate is approximately 3%.
(**) The aggregate intrinsic value represents the total intrinsic value (the difference between the closing price of the Ordinary Shares on the NASDAQ Global Select Market on December 31, 2015 and the exercise price, multiplied by the number of in-the-money awards) that would have been received by the award holders had all award holders exercised their awards on December 31, 2015. This amount changes based on the fair market value of the Ordinary Shares.

EZCHIP SEMICONDUCTOR LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
U.S. dollars in thousands

NOTE 12:-    SHAREHOLDERS' EQUITY (Cont.)

As part of the acquisition of EZchip Semiconductor Inc. (formerly known as Tilera Corporation), the Company granted its employees 212,081 RSUs, with performance vesting criteria. As of December 31, 2015, such RSUs were forfeited due to the fact that the performance criteria was not met.

The awards outstanding as of December 31, 2015, grouped by exercise prices, were as follows:

	Awards	Weighted	Aggregate	Awards	Weighted
	outstanding as of	average remaining	intrinsic value as of	exercisable as of	average remaining
	December 31,	contractual	December 31,	December 31,	contractual
Exercise price	2015	life years	2015	2015	life years

$0.01 (RSUs)	1,347,291	1.14	$ 33,292	--	--
$11.31 - $13.45	63,999	0.72	842	63,999	0.72
$13.90 - $16.28	88,921	0.12	831	88,921	0.12
	1,500,211	1.06	$ 34,965	152,920	0.37

Stock-based compensation expenses:

As of December 31, 2015, there was $27,680 of total unrecognized compensation cost related to non-vested stock-based compensation arrangements granted under the Company's equity incentive plans. This cost is expected to be recognized over a period of four years with a weighted average period of 1.64 years.

The total stock-based compensation expenses related to all of the Company's stock-based compensation plans, recognized for the years ended December 31, 2015 and 2014, are set forth below:

	Year ended December 31,
	2015	2014

Costs of revenues	$ 407	$ 431
Research and development expenses	11,458	11,359
Selling and marketing expenses	4,102	3,840
General and administrative expenses	3,061	3,403

Total stock-based compensation expenses	$ 19,028	$ 19,033

NOTE 13:-    TAXES ON INCOME

a.	General

Corporate tax rate in Israel in 2014 and 2015 is 26.5%.

On January 4, 2016, the Israeli Parliament's Plenum approved by a second and third reading the Bill for Amending the Income Tax Ordinance (No. 217) (Reduction of Corporate Tax Rate), 2015, which consists of the reduction of the corporate tax rate from 26.5% to 25%. The Company estimates that the effect of the change in tax rates will result in a decrease in deferred tax balances as of December 31, 2015 in immaterial amounts.

As of 2012, the Company and its subsidiary EZchip Technologies have elected to file tax returns in Israel in U.S

EZCHIP SEMICONDUCTOR LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
U.S. dollars in thousands

NOTE 13:-    TAXES ON INCOME (Cont.)

dollars in accordance with "Income Tax Regulations (Rules for bookkeeping of foreign investment companies and certain partnerships and determination of taxable income) - 1986". Since 2011, the Company elected to file consolidated tax returns with its subsidiary, EZchip Technologies.

b.	Tax benefits under the Law for the Encouragement of Capital Investments, 1959 (the "Law"):

To date, EZchip Technologies' facilities in Israel have been granted under the Law one "Approved Enterprise" approval and three "Privileged Enterprise" programs subject to the alternative track (as discussed below), that provide its undistributed income exempt from tax for a ten year period, starting 2011, which is the first year that EZchip Technologies generates taxable income from its enterprises, provided that no more than twelve years have elapsed from the Year of Commencement (as described below) for the beginning of the operations of each privileged enterprise.

In addition, the Company's facilities in Israel have been granted under the Law one "Privileged Enterprise" program subject to the alternative track (as discussed below), that provides the Company's undistributed income exemption from tax subject to a limitation of the earlier of ten years from the first year of generating taxable income, or 12 years from the first day of the Year of Election.

Following are the guidelines and principles of the Law that are relevant to the Company and its subsidiary:

The Law provides that capital investments in a production facility (or other eligible assets) may be designated as an Approved Enterprise and Privileged Enterprise. Until 2005, the designation required advance approval from the Investment Center of the Israel Ministry of Industry, Trade and Labor. Each certificate of approval for an Approved Enterprise relates to a specific investment program, delineated both by the financial scope of the investment and by the physical characteristics of the facility or the asset.

A company that obtained an Approved Enterprise approval may elect to receive an alternative package comprised of tax benefits, referred to as the "Alternative Track", rather than grants. Under the Alternative Track, a company's undistributed income derived from an Approved Enterprise is exempt from corporate tax for an initial period (two to ten years, depending on the geographic location of the Approved Enterprise within Israel). The exemption begins in the first year that the company realizes taxable income from the Approved Enterprise. There is no term limitation to the Approved Enterprise in the Alternative Track.

b.	Tax benefits under the Law for the Encouragement of Capital Investments, 1959 (the "Law") (Cont.):

On April 1, 2005, an amendment to the Law came into effect (the "Amendment") and has significantly changed the provisions of the Law. Generally, investment programs that have already obtained approval for an Approved Enterprise by the Israeli Investment Center will continue to be subject to the Law's provisions. On the Alternative Track the Amendment enacted major changes in the manner in which tax benefits are awarded under the Law so that companies are no longer required to obtain Investment Center approval in order to qualify for tax benefits. Such an enterprise is a "Privileged Enterprise", rather than the previous terminology of Approved Enterprise. The period of tax benefits for a new Privileged Enterprise commences in the "Year of Commencement." This year is the later of (1) the year in which taxable income is first generated by a company, or (2) a year selected by the company for commencement, on the condition that the company meets certain provisions provided by the Law, referred to as the Year of Election. The amendment does not apply to investment programs approved prior to December 31, 2004, and applies to new investment programs only. Therefore, the Company's Approved Enterprise program is not subject to the provisions of the amendment, but its four Privileged Enterprise programs are.

The benefits available to an Approved and Privileged Enterprises are conditioned upon terms stipulated in the Law and the related regulations (which include making specified investments in property and equipment, and financing a percentage of these investments with share capital), and the criteria set forth in the applicable certificate of approval. If either of the Company or EZchip Technologies does not fulfill these conditions in whole or in part, the benefits can be cancelled and it may be required to refund the amount of the benefits, linked to the Israeli consumer price index plus interest.

Tax-exempt income generated under the provisions of the Law will subject the Company to taxes upon distribution or liquidation and the Company may be required to record a deferred tax liability with respect to such tax-exempt income.

EZCHIP SEMICONDUCTOR LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
U.S. dollars in thousands
NOTE 13:-    TAXES ON INCOME (Cont.)

The Company does not intend to distribute any amounts of its undistributed tax exempt income as dividends as it intends to reinvest its tax-exempt income within the Company. Accordingly, no deferred income taxes were provided on income attributable to the Company's Approved or Privileged Enterprise programs as the undistributed tax exempt income was essentially permanent in duration.

For the year ended December 31, 2015, EZchip Technologies had $185,000 of tax-exempt income attributable to its Approved Enterprise and Privileged Enterprise programs.  If such tax-exempt income is distributed, under certain conditions as described in the Law, it would be taxed at the corporate tax rate applicable to such profits, and an estimated income tax liability of $27,780 would be incurred as of December 31, 2015. As of December 31, 2015, EZchip Technologies has not distributed any amounts of its tax-exempt income.

b.	Tax benefits under the Law for the Encouragement of Capital Investments, 1959 (the "Law") (Cont.):

As of January 1, 2011, new legislation amending the Investment Law came into effect (the "2011 Amendment"). The 2011 Amendment introduced a new status of "Preferred Company" and "Preferred Enterprise", replacing the existed status of "Privileged Company" and "Privileged Enterprise". Similarly to "Privileged Company", a Preferred Company is an industrial company owning a Preferred Enterprise which meets certain conditions (including a minimum threshold of 25% export). Under the 2011 Amendment, a uniform corporate tax rate will apply to all qualifying income of certain Industrial Companies, as opposed to the current Law's incentives, which are limited to income from Approved Enterprise and Privileged Enterprises during their benefits period. Under the new law, the uniform tax rate will be 10% in areas in Israel designated as Development Zone A and 15% elsewhere in Israel during 2011-2012, 7% and 12.5%, respectively, in 2013-2014, and 6% and 12%, respectively thereafter. The profits of these Industrial Companies will be freely distributable as dividends, subject to a 15% withholding tax.

On July 30, 2013, the Knesset passed the Economic Program for 2013-2014 (the "Budget Law"). The aforementioned changes include, among others, cancelation of the scheduled progressive reduction in the corporate tax rate for approved/privileged enterprises (9% in Zone A and 16% elsewhere), and increase, in certain cases, the tax rates on dividends in respect of the Investment Law to 20% as of January 1, 2014, subject to reduced tax rates under the provisions of applicable double tax treaties regarding non-Israeli residents. Dividends from a Preferred Enterprise to Israeli resident corporations will be tax exempt.

In addition, a dividend distributed from income which is attributed to a Preferred Enterprise/Special Preferred Enterprise will be subject to withholding tax at source at the following rates: (i) Israeli resident corporation - 0%, (ii) Israeli resident individual - 15% in 2013 and 20% as of 2014 (iii) non-Israeli resident - 15% in 2013 and 20% as of 2014 subject to a reduced tax rate under the provisions of an applicable double tax treaty.

Under the transition provisions of the new legislation, the Company may elect to irrevocably implement the new law while waiving benefits provided under the current law or to remain subject to the current law. Changing from the current law to the new law is permitted at any time. The Company does not expect the new law to have a material effect on the tax payable on its Israeli operations in the foreseeable future.

c.	Net operating and capital losses carryforward:

As of December 31, 2015, the operating tax loss carryforwards of the Company amounted to $83,000, which the Company does not believe will be utilized in the foreseeable future. The loss may be carried forward indefinitely and may be offset against future taxable income.

The operating tax loss carryforwards through December 31, 2015 of EZchip Inc. and EZchip Semiconductor Inc. amounted to $15,800, which the Company does not believe will be utilized in the foreseeable future. The loss may be offset against any future U.S. taxable income for periods of 20 years expiring gradually from 2021 through 2035.

Utilization of the U.S. net operating losses may be subject to substantial annual limitation due to the "change in ownership" provisions of Section 382 of the Internal Revenue Code of 1986 and similar state provisions. The annual limitation may result in the expiration of net operating losses before utilization.

As of December 31, 2015, the Company's capital tax loss carryforwards amounted to $30,000. The capital loss may be carried forward indefinitely and may be offset against future capital income.

EZCHIP SEMICONDUCTOR LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
U.S. dollars in thousands
NOTE 13:-    TAXES ON INCOME (Cont.)

d.	Income (loss) before tax is comprised as follows:

	Year ended December 31,
	2015	2014	2013

Domestic (Israel)	$ 10,625	$ 20,485	$ 22,500
Foreign	(4,565)	(11,327)	(802)

	$ 6,060	$ 9,158	$ 21,698

e.	Deferred income taxes:

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The Company and its subsidiaries' deferred tax assets are comprised of operating loss carryforwards, capital loss carryforwards and other temporary differences. Significant components of the Company and its subsidiaries deferred tax assets are as follows:

	December 31,
	2015	2014
Deferred tax assets:
Reserves and allowances	$ 2,399	$ 2,481
Operating loss carryforwards	34,183	26,700
Capital loss carryforwards	8,271	8,176

Total deferred tax assets	$ 44,853	$ 37,357

Deferred tax liabilities:
Acquired intangibles	(1,085)	(3,976)
Less valuation allowance	(43,968)	(33,381)

Net deferred tax liability	(200)	--

In assessing the realization of deferred tax assets, management considers whether it is more likely than not that all or some portion of the deferred tax assets will not be realized. The ultimate realization of the deferred tax assets is dependent upon the generation of future taxable income during the periods and in the jurisdictions in which temporary differences are deductible and net operating losses are utilized. Based on consideration of these factors, the Company recorded a valuation allowance of $43,968 and $33,381 at December 31, 2015 and 2014, respectively.

f.	Uncertain tax positions:

The Company and subsidiaries file federal and state income tax returns in the United States and Israel. The Company and EZchip Technologies may be subject to examination by the Israeli tax authorities for fiscal years 2013 through 2015. EZchip Inc. and EZchip Semiconductor Inc. may be subject to examination by the U.S. Internal Revenue Service from commencement year 2001 and 2004, respectively, through 2015.

The Company believes that it has adequately provided for any reasonably foreseeable outcome related to tax audits and settlement. However, the final tax outcome of the Company's tax audits could be different from what is reflected in the Company's income tax provisions and accruals. Such differences could have a material effect on the Company's income tax provision and net loss in the period in which such determination is made.

EZCHIP SEMICONDUCTOR LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
U.S. dollars in thousands
NOTE 13:-    TAXES ON INCOME (Cont.)

f.	Uncertain tax positions (Cont.):

As of December 31, 2015 and 2014, the provision in respect of ASC 740 was immaterial. The Company accrues interest and penalties related to the provision in income taxes in its statement of operations. Such interest and penalties were immaterial for all reported periods.

g.	Reconciliation of the theoretical tax expense (benefit) to the actual tax benefit:

Reconciliation between the theoretical tax expense, assuming all income is taxed at the statutory tax rate applicable to income of the Company, and the actual tax expense as reported in the statement of operations is as follows:

	Year ended December 31,
	2015	2014	2013

Income before taxes as reported in the consolidated statements of operations	$6,060	$9,158	$21,698

Statutory tax rate	26.5%	26.5%	25%

Theoretical tax expense on the above amounts at the Israeli statutory tax rate	1,606	2,427	5,425
Approved and Privileged Enterprise benefits (*)	(11,299)	(13,310)	(11,454)
Non-deductible expenses	1,161	2,345	197
Non-deductible expenses related to stock options	1,705	3,336	2,716
Deferred taxes on losses (utilization of losses) and temporary differences for which a valuation allowance was provided	7,696	6,641	5,336
Increase in deferred taxes (for which valuation allowance was created) due to increase in Israeli tax rate	--	--	(1,147)
Taxes with respect to prior years	(200)	90	(366)
Tax adjustment in respect of different tax rates for foreign subsidiaries	(616)	(1,529)	(690)
Others	(**)54	--	(17)

Actual taxes on income	$107	$ --	$ --

Basic	$0.38	$0.45	$0.40

Diluted	$ 0.37	$ 0.46	$ 0.39

(*)	Net earnings per Ordinary share - amounts of the benefit resulting from the "Approved and Privileged Enterprise" status.

(**)	Alternative minimum tax.

NOTE 14:- SEGMENTS AND GEOGRAPHIC INFORMATION

a.	Segment information:

The Company manages its business on the basis of one reportable segment. See Note 1a for a brief description of the Company's business.

b.	Total revenues are attributed to geographic areas based on the bill-to location of the customers and/or customers' manufacturing subcontractors.

EZCHIP SEMICONDUCTOR LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
U.S. dollars in thousands

NOTE 14:- SEGMENTS AND GEOGRAPHIC INFORMATION

The following table presents total revenues for the years ended December 31, 2015, 2014 and 2013 and long-lived assets as of December 31, 2015, 2014 and 2013:

	2015		2014		2013
	Revenues	Long-lived assets *)	Revenues	Long-lived assets *)	Revenues	Long-lived assets *)

Israel	$ 7,133	$ 2,378	$ 6,377	$ 2,276	$ 3,468	$ 2,314
China and Hong Kong	31,668	0	21,284	0	27,446	0
Far East (excluding China and Hong Kong)	10,233	0	5,996	0	2,944	0
USA	12,441	564	11,153	1,525	7,837	0
Europe	49,524	0	39,045	0	29,038	0
Others	151	0	134	0	117	0

	$ 111,150	$ 2,942	$ 83,989	$ 3,801	$ 70,850	$ 2,314

*)	Excluding goodwill and intangible assets.

c.	Sales to the Company's significant customers, including sales to their manufacturing subcontractors, as a percentage of total revenue were as follows:

	Year ended December 31,
	2015	2014	2013

Customer A	33%	39%	39%
Customer B	10%	(*)	19%
Customer C	(*)	15%	15%
(*) Represents less than 10% of total revenue.

NOTE 15:- FINANCIAL INCOME, NET

	Year ended December 31,
	2015	2014	2013
Income:

Interest income (*)	$1,659	$1,326	$1,842
Foreign currency translation adjustments, net	5	0	207
Realized gain related to sale of marketable securities	0	79	13

Total income	1,664	1,405	2,062

Expenses:

Interest and bank charges	(59)	(24)	(14)
Foreign currency translation adjustments, net	0	(12)	0

Total expenses	(59)	(36)	(14)

Financial income, net	$1,605	$1,369	$2,048

(*)	Including amortization of premium and accretion of discount, on available-for-sale marketable securities, net.

EZCHIP SEMICONDUCTOR LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
U.S. dollars in thousands

NOTE 16:-    EARNINGS PER SHARE

The following table sets forth the computation of basic and diluted net earnings per share:

	Year ended December 31,
	2015	2014	2013
Numerator:
Net income	$5,953	$9,158	$21,698

Denominator:
Weighted average number of shares outstanding used in computing basic net earnings per share	29,951,587	29,244,428	28,628,798
Dilutive effect: stock options and RSUs	682,488	642,835	559,938
Total weighted average number of shares used in computing diluted net earnings per share	30,634,075	29,887,263	29,188,736

Basic net income per share	$0.20	$0.31	$0.76
Diluted net income per share	$0.19	$0.31	$0.74

Anti-dilutive securities

For the years ended December 31, 2015, 2014 and 2013, there were no outstanding options and RSUs that were excluded from the computation of diluted net earnings per Ordinary Share, that would have had an anti-dilutive effect if included.

NOTE 17:-    SUBSEQUENT EVENT

On February 23, 2016, the Company completed its merger (the “Merger”) with Mondial Europe Sub Ltd., a wholly-owned subsidiary of Mellanox Technologies, Ltd. (“Mellanox”), pursuant to the Agreement of Merger, dated as of September 30, 2015, by and among the Company, Mellanox and Mondial Europe Sub Ltd., as amended by Amendment No. 1 to the Agreement of Merger, dated as of November 17, 2015 (as amended, the “Merger Agreement”).  As a result of the Merger, the Company has become a wholly-owned subsidiary of Mellanox and each Ordinary Share, par value NIS 0.02 per share, of the Company was transferred to Mellanox, entitling the holder thereof to receive $25.50 of cash consideration.

Upon the completion of the Merger on February 23, 2016, the Company's Ordinary Shares ceased trading on the NASDAQ Global Select Market and on the Tel Aviv Stock Exchange, and the Company terminated its registration under Section 12(g) of the U.S. Securities Exchange Act of 1934 (the "Exchange Act") and suspended its duty to file reports under Sections 13 and 15(d) of the Exchange Act.

At the effective time of the Merger, each outstanding option to acquire Ordinary Shares then outstanding that was vested and exercisable as of the effective time of the Merger was canceled and converted into the right to receive an amount in cash equal to the product of (i) the excess of the merger consideration per share ($25.50) over the applicable exercise price per Ordinary Share of such option and (ii) the number of Ordinary Shares such holder had the right to purchase if such holder had exercised such option in full immediately prior to the effective time of the Merger, without interest and subject to applicable withholding taxes.

Further, at the effective time of the Merger, each unvested and outstanding restricted share unit (RSU) of the Company was assumed by Mellanox and converted into a restricted share unit of Mellanox, with the number of ordinary shares of Mellanox issuable upon the vesting of each such Mellanox restricted share unit determined by reference to the $25.50 per share merger consideration and the average closing price of Mellanox’s ordinary shares for the five trading days immediately preceding the effective time of the Merger.